UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 3, 2010

VERSANT CORPORATION

(Exact name of Registrant as Specified in its Charter)

California	000-28540	94-3079392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

255 Shoreline Drive, Suite 450
Redwood City, California 94065

(Address of Principal Executive Offices, including Zip Code)

(650) 232-2400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07: Submission of Matters to a Vote of Security Holders.

Matters Voted on at 2010 Annual Meeting of Shareholders. Versant Corporation (“Versant” or the “Company”) held its 2010 Annual Meeting of Shareholders (the “Meeting”) on May 3, 2010.  Set forth below are descriptions of the matters voted on at the Meeting and the results of the voting at the Meeting.

1.               Election of Directors.  At the Meeting, the shareholders voted to elect the Board of Directors and the following individuals (who constitute all of the Company’s directors) were elected to the Company’s Board of Directors, each to serve until the next Annual Meeting of Shareholders and until his successor has been duly elected and qualified or until his earlier resignation or removal:

Nominee	For	Withheld	Broker Non-Vote
Uday Bellary	1,724,544	36,030	754,644
William Henry Delevati	1,731,504	29,070	754,644
Herbert May	1,733,024	27,550	754,644
Jochen Witte	1,723,274	37,300	754,644
Bernhard Woebker	1,733,044	27,530	754,644

2.     Ratification of Appointment of Independent Accountants.  At the Meeting, shareholders voted on a proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2010 and the voting results on this proposal were as follows:

For	Against	Abstentions	Broker Non-Votes
2,507,928	2,855	4,435	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION

Date: June 3, 2010	By: /s/ Jerry Wong
Jerry Wong, Chief Financial Officer